Exhibit 23.4

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Safety, Income & Growth Inc. on Form S-3 of our report dated June 7, 2017, with respect to our audit of the Combined Statement of Revenue of 6200 Hollywood Boulevard and 6201 Hollywood Boulevard for the year ended December 31, 2016, which report appears in the Prospectus, which appears in such Registration Statement.  We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/S/ MARCUM LLP

New York, NY
July 2, 2018